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                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                   Offer for Any and All Outstanding Shares of
              10 1/2% Senior Exchangeable Preferred Stock due 2008
                     (Liquidation Preference $100 per Share)
                            in Exchange for Shares of
              10 1/2% Senior Exchangeable Preferred Stock due 2008
                     (Liquidation Preference $100 per Share)
           Which Have Been Registered under the Securities Act of 1933
                     Pursuant to the Prospectus dated , 1999

                                       of

                          GLOBAL CROSSING HOLDINGS LTD.

     Registered holders of outstanding 10 1/2% Senior Exchangeable Preferred Stock due 2008 (the "Old Preferred Stock") who wish to tender their Old Preferred Stock in exchange for a like principal amount of new 10 1/2% Senior Exchangeable Preferred Stock due 2008 (the "Exchange Preferred Stock") and whose shares of Old Preferred Stock are not immediately available or who cannot deliver their shares of Old Preferred Stock and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to First Chicago Trust Company of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Shares of Old Preferred Stock" in the Prospectus.


                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                    EQUISERVE - FIRST CHICAGO TRUST DIVISION


       By Hand Delivery:                               By Mail:
EquiServe - First Chicago Trust           (insured or registered recommended)
           Division                         EquiServe - First Chicago Trust
         P.O. Box 2569                                 Division
  Jersey City, NJ 07303-2569                      100 William Street
    Attn: Corporate Actions                       New York, NY 10005
                                                Attn: Corporate Actions

     By Overnight Courier:                           By Facsimile:
EquiServe - First Chicago Trust            (212) 222-4720 or (201) 222-4721
           Division
   14 Wall Street, 8th Floor                     Confirm by Telephone:
      New York, NY 10005                            (201) 222-4707
    Attn: Corporate Actions


     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.
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Ladies and Gentlemen:

     The undersigned hereby tenders to the Company the number of shares of Old Preferred Stock indicated below, upon the terms and subject to the conditions contained in the Prospectus dated ____________, 1998 of Global Crossing Holdings Ltd. (the "Prospectus"), receipt of which is hereby acknowledged.

Aggregate Liquidation Preference Amount Tendered: $_____________________________

Name(s) of Registered Holder(s):________________________________________________

Certificate Number(s) (if available):___________________________________________


Total Liquidation Preference Represented by Old Preferred
Stock Certificate(s): $__________________________________

If shares of Old Preferred Stock will be tendered by book-entry transfer, provide the following information:

         DTC Account Number:_____________________________

         Date:___________________________________________


                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (Not to be used for signature guarantee)

     The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses on the reverse side, the certificates representing the Old Preferred Stock (or a confirmation of book-entry transfer of such Old Preferred Stock into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Prospectus and the Letter of Transmittal).


Name of Firm:
                                                     (Authorized Signature)

Address:
                                                     Title:


                                  (Zip Code)         Name:

                                                         (Please type or print)

Area Code and Telephone No.:
                                                     Date:

     NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF OLD PREFERRED STOCK WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES OF OLD PREFERRED STOCK SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.